EXHIBIT 99.4

FORM OF

TRANSFER AGREEMENT

THIS TRANSFER AGREEMENT, dated as of October 28, 2005 (this “Agreement”), is between                                         (the “Seller”), and Vector Capital III, L.P. (the “Buyer”).

WHEREAS, the Seller desires to sell and assign to the Buyer, and the Buyer desires to purchase from the Seller, the Seller’s entire rights, title and interest in, to and under that certain Senior Subordinated Secured Convertible Note of BroadVision, Inc. (the “Issuer”) issued in the name of the Seller, a copy of which is attached as Exhibit A hereto (the “Note”) (such sale, assignment and purchase, the “Transaction”).

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Pursuant to the terms hereof, the Seller hereby sells, transfers, assigns, delegates and conveys unto the Buyer, without recourse, any and all rights, title, interests, duties and obligations to the Note, including, without limitation, all rights, title, interests, duties and obligations arising out of or incurred in connection with such assets, for an aggregate purchase price equal to the sum of (i) 110% of the Principal to be assigned (which Principal amount is set forth on Schedule 1 hereto), and (ii) accrued and unpaid interest (including default interest) on such Principal through November 9, 2005 (Schedule 1 reflects accrued and unpaid interest through October 28, 2005 and will be supplemented to reflect accrued and unpaid interest at an interest rate of 6% as provided under section 2 of the Note from October 29, 2005 through November 9, 2005 prior to November 4, 2005) (the “Purchase Price”), payable on November 9, 2005. The Buyer hereby accepts the foregoing assignment and delegation, accepts the Note and assumes all of the Seller’s rights, title, interests, duties and obligations (whether arising before or after execution of this Agreement) with respect to the Note. Each of the Buyer and the Seller shall take all necessary actions to consummate the sale and transfers contemplated hereunder and to vest legal title to the Note in the Buyer, including, in the case of the Seller, (a) complying with the requirements of Section 2(f) of the Securities Purchase Agreement, dated as of November 10, 2004, by and among the Issuer, the Seller and certain other parties (the “Securities Purchase Agreement”), and (b) surrendering the Note to the Issuer and requesting that the Issuer issue and deliver a replacement Senior Subordinated Secured Convertible Note of the Issuer in the name of the Buyer in accordance with the procedures described in Section 19 of the Note.

2.             Each of the Buyer and the Seller has, or may have obtained, material non-public information concerning the Issuer and the Note (“Excluded Information”) and is precluded from sharing any such Excluded Information with the other party. In connection therewith, the Buyer and the Seller each acknowledge, understand and agree, as follows: (a) the Buyer has requested that the Seller not disclose to it any of the Seller’s Excluded Information, and the Seller has requested that the Buyer not disclose to it any of the Buyer’s Excluded Information, and (b) the

Seller has complied with the Buyer’s request not to disclose to the Buyer the Seller’s Excluded Information, and the Buyer has complied with the Seller’s request not to disclose to the Seller the Buyer’s Excluded Information. As a consequence of such non-disclosure of each party’s Excluded Information, there may exist a disparity of information between the Buyer and the Seller with respect to the Note and/or the Issuer. Each of the Buyer and the Seller acknowledges that if it had been informed of the other party’s Excluded Information, the Note may have a lesser or greater value than the Purchase Price. Each of the Buyer and the Seller acknowledges it may not be in such party’s best interest to proceed with the Transaction at this time.

3.             As a condition to the Buyer’s agreement to buy, and the Seller’s agreement to sell, the Note: (a) the Buyer expressly releases the Seller from any and all liabilities arising from the Seller’s failure to disclose the Seller’s Excluded Information, or the Buyer’s inability to review the Seller’s Excluded Information, and (b) the Seller expressly releases the Buyer from any and all liabilities arising from the Buyer’s failure to disclose the Buyer’s Excluded Information, or the Seller’s inability to review the Buyer’s Excluded Information, provided, however, in either case, that the Seller’s Excluded Information shall not and does not affect the truth or accuracy of the Seller’s representations and warranties made herein and the Buyer’s Excluded Information shall not and does not affect the truth or accuracy of the Buyer’s representations and warranties made herein.

4.             The Buyer represents, warrants and acknowledges, as applicable, that it: (a) is a sophisticated purchaser with respect to the Note, (b) has adequate information concerning the Note, (c) has adequate information concerning the business and financial condition of the Issuer and any affiliates of the Issuer, (d) has conducted, to the extent it deemed necessary, an independent investigation of such matters as, in its judgment, is necessary for it to make an informed investment decision with respect to the Note, the Issuer and the Transaction, (e) has not relied upon the Seller for any investigation into, assessment of, or evaluation with respect to the Note, the Issuer and/or the Transaction, (f) is buying the Note as principal, for its own account and not as a broker or agent for another party, and for investment purposes only, and not with a view toward distribution or resale, and (g) is an accredited investor, as defined in Rule 501 under the Securities Act of 1933, as amended.

5.             The Seller represents, warrants and acknowledges, as applicable, that it: (a) is a sophisticated seller with respect to the Note, (b) has adequate information concerning the Note, (c) has adequate information concerning the business and financial condition of the Issuer and any affiliates of the Issuer, (d) has conducted, to the extent it deemed necessary, an independent investigation of such matters as, in its judgment, is necessary for it to make an informed investment decision with respect to the Note, the Issuer and the Transaction, (e) has not relied upon the Buyer for any investigation into, assessment of, or evaluation with respect to the Note, the Issuer and/or the Transaction, (f) acquired the Note as principal, for its own account and not as a broker or agent for another party, and for investment purposes only and not with a view toward distribution or resale, (g) holds good and valid legal title to the Note free and clear of all liens, claims and encumbrances, and (h) has not engaged in any form of general solicitation or advertising in connection with the sale of the Note.

6.             Each of the Buyer and the Seller hereby represents and warrants to the other party that: (a) it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with its provisions, (b) this Agreement has been duly authorized, executed and delivered by such party, and (c) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

7.             Each party acknowledges that the other party is relying on this Agreement in engaging in the Transaction, and would not engage in the Transaction in the absence of this Agreement and the provisions contained herein.

8.             The foregoing representations, warranties, acknowledgments and agreements shall be deemed made as of the date of this Agreement and shall survive the sale and delivery of the Note hereunder.

9.             This Agreement may be executed by manual or facsimile signature, and in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall be deemed to be one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date set forth above.

SELLER:

Seller:

By:

Name:

Title:

BUYER

Buyer:

By:

Name:

Title:

Schedule 1

Investor	Aggregate Principal Amount of Notes Outstanding as of Date of Agreement	Accrued and Unpaid Interest (Including Default Interest) Through October 28, 2005
=

Exhibit A

[Attach Note]